UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2021

Live Oak Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 S. Main Street, #2550
Memphis, TN 38103
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (901) 685-2865

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	LOKB.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	LOKB	The New York Stock Exchange
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	LOKB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on May 6, 2021, Live Oak Acquisition Corp. II, a Delaware corporation (“LOKB”), Live Oak Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the Laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company (“Navitas Delaware” and, together with Navitas Ireland, the “Company”), entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”), pursuant to which, among other things, LOKB will be obligated to commence a tender offer for the entire issued share capital of Navitas Ireland other than certain Navitas Ireland Restricted Shares (as defined below) (the “Tender Offer”), and Merger Sub will merge with and into Navitas Delaware (the “Merger” and together with the other transactions related thereto, the “Business Combination”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of LOKB, and as a result of the Tender Offer and the Merger, the Company will be a wholly owned direct subsidiary of LOKB.

As previously announced in connection with the execution of the Business Combination Agreement, on May 6, 2021, LOKB entered into separate subscription agreements (collectively, the “Signing Subscription Agreements”) with a number of investors (collectively, the “Signing Subscribers”), pursuant to which the Signing Subscribers agreed to purchase, and LOKB agreed to sell to the Signing Subscribers, an aggregate of 14,500,000 shares of LOKB Class A Common Stock (the “Signing PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $145,000,000, in a private placement (the “Signing PIPE”). As previously announced, on August 17, 2021, LOKB entered into a subscription agreement (the “Initial Additional Subscription Agreement”) with China Ireland Growth Technology Fund II, L.P., an affiliate of an existing shareholder of the Company (the “Initial Additional Subscriber”), pursuant to which the Initial Additional Subscriber agreed to purchase, and LOKB agreed to sell to the Initial Additional Subscriber, an aggregate of 1,000,000 shares of LOKB Class A Common Stock (the “Initial Additional PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $10,000,000, in a private placement (the “Initial Additional PIPE”).

Additional Subscription Agreements

On October 6, 2021, LOKB entered into subscription agreements (the “Additional Subscription Agreements” and, together with the Signing Subscription Agreements and the Initial Additional Subscription Agreement, the “Subscription Agreements”) with two investors (the “Additional Subscribers” and, together with the Signing Subscribers and the Initial Additional Subscriber, the “Subscribers”), pursuant to which the Additional Subscribers agreed to purchase, and LOKB agreed to sell to the Additional Subscribers, an aggregate of 1,800,000 shares of LOKB Class A Common Stock (the “Additional PIPE Shares” and, together with the Signing PIPE Shares and the Initial Additional PIPE Shares, the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $18,000,000, in a private placement (the “Additional PIPE” and, together with the Signing PIPE and the Initial Additional PIPE, the “PIPE”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements will take place substantially concurrently with the closing of the Business Combination (the “Closing”) and is contingent upon, among other customary closing conditions, the subsequent consummation of the Business Combination. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, LOKB agreed that, within 30 calendar days after the consummation of the Business Combination, LOKB will file with the Securities and Exchange Commission (the “SEC”) (at LOKB’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and LOKB will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the form of the Subscription Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Forward Purchase Agreement

On October 6, 2021, LOKB and ACM ARRT VII A LLC, a Delaware limited liability company (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”).    Pursuant to the terms of the Forward Purchase Agreement (a) Seller intends, but is not obligated, to purchase shares of Common Stock (the “Subject Shares”) after the date of the Agreement from holders of Shares other than the Issuer or affiliates of the Issuer) who have redeemed Shares or indicated an interest in redeeming Shares pursuant to the redemptions rights set forth in LOKB’s Certificate of Incorporation in connection with the Business Combination (such holders, “Redeeming Holders”) and (b) Seller has agreed to waive any redemption rights with respect to any Subject Shares in connection with the Business Combination.

Subject to certain termination provisions, the Forward Purchase Agreement provides that on the 2-year anniversary of the effective date of the Forward Purchase Transaction(the “Maturity Date”), Seller will sell to LOKB a specified number of shares (up to a maximum of 3,000,000 shares) of LOKB Class A common stock (the “Common Stock”) at a price (the “Forward Price”) equal to the per share redemption price of shares of Common Stock calculated pursuant to Section 9.2 of LOKB’s Certificate of Incorporation. Immediately following the closing of the Business Combination, LOKB will pay to Seller, out of funds held in the Trust Account, an amount equal to the Forward Price multiplied by the number of shares of Common Stock underlying the Transaction (the “Prepayment Amount”). Seller’s obligations to LOKB under the Forward Purchase Agreement are secured by perfected liens on (i) the proceeds of any sale or other disposition of the Subject Shares and (ii) the deposit account (the “Deposit Account”) into which such proceeds are required to be deposited. The Deposit Account will be subject to a customary deposit account control agreement in favor of LOKB.

At any time, and from time to time, after the closing of the Business Combination, Seller may sell Subject Shares (or any other shares of Common Stock or other securities of LOKB) at its sole discretion in one or more transactions, publicly or privately and, in connection with such sales, terminate the Forward Purchase Transaction in whole or in part in an amount corresponding to the number of Subject Shares sold (the “Terminated Shares”) with notice required to LOKB one day following any such sale. On the settlement date of any such early termination, Seller will pay to LOKB a pro rata portion of the Prepayment Amount representing the Forward Price for the Terminated Shares. At the Maturity Date, Seller will transfer any remaining Subject Shares to LOKB in satisfaction of its obligations under the Forward Purchase Agreement.

In addition, Seller, LOKB and Live Oak Sponsor Partner II, LLC (“Sponsor”) have entered into a letter agreement that provides that, in the event Seller is unable, after using commercially reasonable efforts, to acquire 3,000,000 Subject Shares from Redeeming Holders prior to the time at which reversals of redemptions in connection with the Business Combination are no longer permissible, then following the closing of the Business Combination, Sponsor shall transfer to Seller a number of Sponsor’s shares of Common Stock equal to 2.0% of the excess of 3,000,000 over the number of Subject Shares acquired by Seller. Such transferred shares of Common Stock shall be subject to the same transfer restrictions as Sponsor’s other shares of Common Stock and will benefit from certain limited registration rights.

The foregoing description is only a summary of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein. The Agreement is included as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with material information regarding its terms and the transaction. It is not intended to provide any other factual information about LOKB or Seller and its affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement; are solely for the benefit of the parties to the Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of LOKB or Seller and its affiliates.

On October 7, 2021, the Company issued a press release announcing its entry into the Forward Purchase Agreement and the Additional PIPE, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Disclosure On Redemptions Relating to the Agreement:

Seller has agreed to waive any redemption rights under LOKB’s Certificate of Incorporation that would require redemption by LOKB of the Subject Shares. Such waiver may reduce the number of shares of Common Stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

Sponsor Letter Agreement

On October 6, 2021, LOKB Sponsor entered into a letter agreement with LOKB and the Company regarding certain indemnities provided to LOKB Sponsor.

The foregoing description of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Business Combination, on October 6, 2021, LOKB, acting pursuant to authorization from its board of directors, determined (i) to voluntarily withdraw the listing of LOKB’s Class A common stock, warrants, and units from the New York Stock Exchange (the “NYSE”), and (ii) to list the post-combination company’s common stock and warrants on the Nasdaq Global Market, in each case subject to the closing of the Business Combination.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of LOKB that may be issued in connection with the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01.	Other Events.

On June 8, 2021, LOKB filed a registration statement on Form S-4 (File No. 333-256880) (as amended, the “Registration Statement”) with the SEC in connection with the Business Combination. On September 20, 2021, the Registration Statement was declared effective by the SEC, and LOKB filed a definitive proxy statement/prospectus (the “definitive proxy statement/prospectus”) for the solicitation of proxies in connection with a special meeting of LOKB’s stockholders to be held on October 12, 2021 (the “Special Meeting”) to consider and vote on, among other proposals, a proposal to approve the Business Combination Agreement and the Business Combination.

In order to provide additional information to its stockholders in connection with the Additional PIPE, LOKB has determined to supplement the definitive proxy statement/prospectus as described in this Current Report on Form 8-K.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS

LOKB is providing additional information to its stockholders, as described in this Current Report on Form 8-K. These disclosures should be read in connection with the definitive proxy statement/prospectus, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the definitive proxy statement/prospectus, the information set forth herein shall supersede or supplement the information in the definitive proxy statement/prospectus. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement/prospectus and all page references are to pages in the definitive proxy statement/prospectus. LOKB makes the following amended and supplemental disclosures:

1.	Certain disclosure on pages 10-11, 44-45, and 177-178 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

“The following table presents the anticipated share ownership of various holders of LOKB upon the Closing of the Business Combination, which does not give effect to the potential exercise of any warrants and otherwise assumes the following redemption scenarios:

No Redemptions: This scenario assumes that no shares of Class A Common Stock are redeemed from LOKB’s public stockholders.

Illustrative Redemptions: This scenario assumes that 8,800,000 shares of Class A Common Stock are redeemed. The number of shares redeemed in this scenario is equal to 50% of the number of shares redeemed in the maximum redemptions scenario described below and approximately 34.8% of the outstanding shares of Class A Common Stock as of the date of this proxy statement/prospectus.

Maximum Redemption: This scenario assumes that 17,600,000 shares of Class A Common Stock are redeemed (approximately 69.6% of the outstanding shares of Class A Common Stock as of the date of this proxy statement/prospectus).

Holders	No Redemption	% of Total	Illustrative Redemption	% of Total	Maximum Redemption	% of Total
LOKB Public Shareholders	25,300,000	17.6	16,500,000	12.2	7,700,000	6.1
Sponsor(1)	6,325,000	4.4	6,325,000	4.7	6,325,000	5.0
Eligible Navitas Equityholders(2)(3)	95,000,000	66.0	95,000,000	70.3	95,000,000	75.2
PIPE Investors	17,300,000	12.0	17,300,000	12.8	17,300,000	13.7

Total	143,925,000	100.00	135,125,000	100.00	126,325,000	100.00

(1)

LOKB Class A Common Stock owned upon conversion of shares of Founders Stock and, in the case of our Sponsor, includes 1,265,000 shares subject to forfeiture if certain stock price thresholds are not achieved.

(2)

Includes (x) the up to approximately 78,300,000 shares of our Class A Common Stock anticipated to be issued to Navitas Shareholders and (y) the up to approximately 16,700,000 shares of our Class A Common Stock anticipated to be reserved for issuance in respect of (i) LOKB options issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Options, (ii) LOKB restricted stock issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Shares, (iii) LOKB restricted stock units issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Stock Units and (iv) LOKB warrants issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Warrants, in each case that may be exercised at a later date.

(3)

Excludes (i) the reduction in the aggregate number of shares of Class A Common Stock issuable under the Business Combination Agreement based on the estimated stamp duty, as such amount will not be known with certainty until immediately prior to Closing, and (ii) the potential issuance of the Earnout Shares to the Eligible Navitas Equityholders. During the Earnout Period, we may issue to Eligible Navitas Equityholders up to 10,000,000 additional shares of Class A Common Stock in the aggregate in three equal tranches upon the satisfaction of price targets of $12.50, $17.00 or $20.00, which price targets are based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the exchange on which the shares of Class A Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period during the Earnout Period, or upon certain change of control transactions that imply a per share value that would satisfy the price targets.

If the facts are different than these assumptions, the percentage ownership retained by LOKB’s existing stockholders in LOKB following the Business Combination will be different. For example, if we assume that all outstanding 8,433,333 public warrants and 4,666,667 private placement warrants were exercisable and exercised for cash following completion of the Business Combination, with proceeds to LOKB of approximately $150.7 million, and further assume that no public stockholders elect to have their public shares redeemed (and each other assumption set forth in the preceding paragraph remains the same), then the ownership of LOKB would be as follows:

Holders	No Redemption	% of Total	Illustrative Redemption	% of Total	Maximum Redemption	% of Total
LOKB Public Shareholders	33,733,334	21.5	24,933,334	16.8	16,133,334	11.6
Sponsor(1)	10,991,667	7.0	10,991,667	7.4	10,991,667	7.9
Eligible Navitas Equityholders	95,000,000	60.5	95,000,000	64.1	95,000,000	68.1
PIPE Investors	17,300,000	11.0	17,300,000	11.7	17,300,000	12.4

Total	157,025,001	100.00	148,225,001	100.00	139,425,001	100.00

(1)

Includes 1,265,000 shares subject to forfeiture if certain stock price thresholds are not achieved. Also includes 1,500,000 shares underlying private placement warrants that may be transferred to Encompass pursuant to the Backstop Agreement. See “The Business Combination — Sponsor Letter Amendment” and “The Business Combination — Backstop Agreement” for more information.

If we further assumed that the Earnout Shares were issued to the Eligible Navitas Equity Holders then the ownership of LOKB would be as follows:

Holders	No Redemption	% of Total	Illustrative Redemption	% of Total	Maximum Redemption	% of Total
LOKB Public Shareholders	33,733,334	20.2	24,933,334	15.8	16,133,334	10.8
Sponsor(1)	10,991,667	6.6	10,991,667	6.9	10,991,667	7.4
Eligible Navitas Equityholders	105,000,000	62.9	105,000,000	66.4	105,000,000	70.3
PIPE Investors	17,300,000	10.4	17,300,000	10.9	17,300,000	11.6

Total	167,025,001	100.00	158,225,001	100.00	149,425,001	100.00

(1)

Includes 1,265,000 shares subject to forfeiture if certain stock price thresholds are not achieved. Also includes 1,500,000 shares underlying private placement warrants that may be transferred to Encompass pursuant to the Backstop Agreement. See “The Business Combination — Sponsor Letter Amendment” and “The Business Combination — Backstop Agreement” for more information.”

2.

Proposal No. 4, or the PIPE Proposal, in the definitive proxy statement/prospectus requests that LOKB’s stockholders approve the issuance and sale of shares of LOKB Class A Common Stock for purposes of complying with applicable listing rules of the NYSE. In connection with the Additional PIPE, LOKB is increasing the number of shares of LOKB Class A Common Stock that will be issued and sold in the PIPE to 17,300,000, which represents an increase of 1,800,000 shares of LOKB Class A Common Stock that will be issued and sold in the PIPE. Accordingly, the text set forth under “Notice of Special Meeting of Stockholders of Live Oak Acquisition Corp. II—The PIPE Proposal” is amended to read as follows:

“The PIPE Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance and sale of 17,300,000 shares of Class A Common Stock in a private offering of securities to certain investors in connection with the Business Combination, which will occur substantially concurrently with, and is contingent upon, the consummation of the transactions contemplated by the Business Combination Agreement (the “PIPE Proposal”) (Proposal No. 4).”

In connection with the revisions described above, the references in the definitive proxy statement/prospectus to the:

•

15,500,000 shares of Class A Common Stock to be issued and sold in the PIPE in the cover letter and on pages 9, 12, 13, 14, 16, 46, and 199 of the definitive proxy statement/prospectus are hereby changed to 17,300,000 shares of Class A Common Stock;

•

$155,000,000 aggregate purchase price for the shares of Class A Common Stock to be issued and sold in the PIPE in the cover letter and on pages 9, 16, and 104 of the definitive proxy statement/prospectus are hereby changed to $173,000,000;

•	$154.8 million value of the Class A Common Stock to be issued and sold in the PIPE on page 9 of the definitive proxy statement/prospectus is hereby changed to $172.8 million; and

•

15,500,000 shares of Class A Common Stock that may be issued in connection with the Business Combination and the PIPE Financing on page 194 is hereby changed to 122,300,000 shares of Class A Common Stock.

3.	Certain disclosure on pages 16-18 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

“Q: What equity stake will our current stockholders and the holders of our Founders Stock hold in LOKB following the consummation of the Business Combination?

A:    The following table presents the anticipated share ownership of various holders of LOKB upon the Closing of the Business Combination, which does not give effect to the potential exercise of any warrants and otherwise assumes the following redemption scenarios:

No Redemptions: This scenario assumes that no shares of Class A Common Stock are redeemed from LOKB’s public stockholders.

Illustrative Redemptions: This scenario assumes that 8,800,000 shares of Class A Common Stock are redeemed. The number of shares redeemed in this scenario is equal to 50% of the number of shares redeemed in the maximum redemptions scenario described below and approximately 34.8% of the outstanding shares of Class A Common Stock as of the date of this proxy statement/prospectus.

Maximum Redemption: This scenario assumes that 17,600,000 shares of Class A Common Stock are redeemed (approximately 69.6% of the outstanding shares of Class A Common Stock as of the date of this proxy statement/prospectus).

Our public stockholders are not required to vote “FOR” the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are reduced as a result of redemptions by public stockholders.

If a public stockholder exercises its redemption rights, such exercise will not result in the loss of any warrants that it may hold. Assuming that 17,600,000 shares of Class A Common Stock held by our public stockholders were redeemed, the 8,433,333 retained outstanding public warrants would have had an aggregate value of approximately $11.6 million on September 14, 2021. If a substantial number of, but not all, public stockholders exercise their redemption rights, any non-redeeming shareholders would experience dilution to the extent such warrants are exercised and additional Class A Common Stock is issued.

Additionally, as a result of redemptions, the trading market for the Class A Common Stock may be less liquid than the market for the public shares was prior to consummation of the Business Combination and we may not be able to meet the listing standards for NASDAQ or another national securities exchange.

In the No Redemptions, Illustrative Redemptions and Maximum Redemptions scenarios, the residual equity value owned by non-redeeming stockholders will remain $10.00 per share as illustrated in the sensitivity table below.

Holders	No Redemption	% of Total	Illustrative Redemption	% of Total	Maximum Redemption	% of Total
LOKB Public Shareholders	25,300,000	17.6	16,500,000	12.2	7,700,000	6.1
Sponsor(1)	6,325,000	4.4	6,325,000	4.7	6,325,000	5.0
Eligible Navitas Equityholders(2)(3)	95,000,000	66.0	95,000,000	70.3	95,000,000	75.2
PIPE Investors	17,300,000	12.0	17,300,000	12.8	17,300,000	13.7

Total	143,925,000	100.00	135,125,000	100.00	126,325,000	100.00

Total Equity Value Post- Redemptions ($ in millions)	1,439		1,351		1,263
Per Share Value	10.00		10.00		10.00

(1)

LOKB Class A Common Stock owned upon conversion of shares of Founders Stock and, in the case of our Sponsor, includes 1,265,000 shares subject to forfeiture if certain stock price thresholds are not achieved.

(2)

Includes (x) the up to approximately 78,300,000 shares of our Class A Common Stock anticipated to be issued to Navitas Shareholders and (y) the up to approximately 16,700,000 shares of our Class A Common Stock anticipated to be reserved for issuance in respect of (i) LOKB options issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Options, (ii) LOKB restricted stock issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Shares, (iii) LOKB restricted stock units issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Restricted Stock Units and (iv) LOKB warrants issued in exchange for the release and extinguishment of outstanding pre-business combination Navitas Warrants, in each case that may be exercised at a later date.

(3)

Excludes (i) the reduction in the aggregate number of shares of Class A Common Stock issuable under the Business Combination Agreement based on the estimated stamp duty, as such amount will not be known with certainty until immediately prior to Closing, and (ii) the potential issuance of the Earnout Shares to the Eligible Navitas Equityholders. During the Earnout Period, we may issue to Eligible Navitas Equityholders up to 10,000,000 additional shares of Class A Common Stock in the aggregate in three equal tranches upon the satisfaction of price targets of $12.50, $17.00 or $20.00, which price targets are based upon the volume-weighted average closing sale price of one share of Class A Common Stock quoted on the exchange on which the shares of Class A Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period during the Earnout Period, or upon certain change of control transactions that imply a per share value that would satisfy the price targets.

If the facts are different than these assumptions, the percentage ownership retained by LOKB’s existing stockholders in LOKB following the Business Combination will be different. For example, if we assume that all outstanding 8,433,333 public warrants and 4,666,667 private placement warrants were exercisable and exercised for cash following completion of the Business Combination, with proceeds to LOKB of approximately $150.7 million, and further assume that no public stockholders elect to have their public shares redeemed (and each other assumption set forth in the preceding paragraph remains the same), then the ownership of LOKB would be as follows:

Holders	No Redemption	% of Total	Illustrative Redemption	% of Total	Maximum Redemption	% of Total
LOKB Public Shareholders	33,733,334	21.5	24,933,334	16.8	16.8	11.6
Sponsor(1)	10,991,667	7.0	10,991,667	7.4	7.4	7.9
Eligible Navitas Equityholders	95,000,000	60.5	95,000,000	64.1	64.1	68.1
PIPE Investors	17,300,000	11.0	17,300,000	11.7	11.7	12.4

Total	157,025,001	100.00	148,225,001	100.00	100.00	100.00

(1)

Includes 1,265,000 shares subject to forfeiture if certain stock price thresholds are not achieved. Also includes 1,500,000 shares underlying private placement warrants that may be transferred to Encompass pursuant to the Backstop Agreement. See “The Business Combination — Sponsor Letter Amendment” and “The Business Combination — Backstop Agreement” for more information.”

4.

Certain disclosure on page 18 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows: “In connection with the PIPE Financing, we may issue up to an aggregate of 17,300,000 shares of Class A Common Stock to the PIPE Investors. Because we may issue 20% or more of our outstanding voting power and outstanding common stock in connection with the PIPE Financing, we are required to obtain stockholder approval of such issuances pursuant to NYSE listing rules.”

5.

Certain disclosure on page 100 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows: “After the Business Combination (and assuming no redemptions by our public stockholders of public shares), our Sponsor and our current officers and directors will hold approximately 4.4% of our Class A Common Stock, including the 6,325,000 shares of Class A Common Stock into which the Founders Stock will convert (or 5.0% of our Class A Common Stock, assuming a maximum redemption by our public stockholders of 17,600,000 of the public shares).”

6.

Certain disclosure on page 104 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows: “Approximately $173,000,000 of this closing condition is expected to be satisfied with the PIPE Financing and as a result only $77,000,000 of the funds in the Trust Account are needed to meet this condition to close, or less if the parties waive or modify this condition.”

7.

Certain disclosure on page 105 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows: “Following the consummation of the Business Combination and the PIPE Financing, current holders of LOKB Common Stock would own approximately 22.0% of LOKB (assuming no redemptions by our public stockholders of public shares and including 1,265,000 shares subject to forfeiture by our Sponsor if certain stock price thresholds are not achieved).”

8.

Certain disclosure on page 110 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows: “Assuming 17,300,000 public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor, Navitas’ directors and officers and the stockholders of Navitas would rise to 92.9% of the outstanding shares of the post-combination company common stock (not including the shares of the post-combination company common stock issued in the PIPE Financing pursuant to the terms of the Subscription Agreements).”

9.	Certain disclosure on pages 178-179 of the definitive proxy statement/prospectus is hereby amended and restated to read as follows:

“The following table summarizes the sources and uses for funding the business combination.

Sources of Cash(1)		Uses of Cash(1)
(in millions)
LOKB cash in Trust Account(2)	$253	Navitas shareholder equity rollover(3)	$950
Navitas shareholder equity rollover(3)	950	Cash to balance sheet	385
PIPE Financing	173	Deal expenses	41

	$1,376	Total Uses	$1,376

(1)	This sources and uses assumes no public stockholders elect to have their public shares redeemed.
(2)	Actual amount to be adjusted for interest income prior to the Closing. As of June 30, 2021, $253,078,907 was held in the Trust Account.
(3)

Excludes the estimated stamp duty to be deducted from the amount of shares of Class A Common Stock and other securities issuable to the Eligible Navitas Equityholders, as such amount will not be known with certainty until immediately prior to Closing. Also does not reflect the potential issuance of the Earnout Shares to the Eligible Navitas Equityholders.”

The supplemental and amended disclosures set forth above should be read together with the definitive proxy statement/prospectus and are being made available to stockholders for informational purposes only. If you have already returned your proxy card, or voted by other means, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy for the Special Meeting and wish to revoke or change your vote, you may do so at any time before it is exercised by submitting a later-dated proxy or written revocation to the secretary of LOKB mailed to: c/o Live Oak Acquisition Corp. II, 40 S Main Street, #2550, Memphis, TN 38103, or by attending the Special Meeting virtually and revoking your proxy and voting online.

Important Information for Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the Business Combination, LOKB has filed the “Registration Statement” with the SEC, which includes a proxy statement/prospectus of LOKB. LOKB also plans to file other documents with the SEC regarding the Business Combination. The Registration Statement has been cleared by the SEC and a definitive proxy statement/prospectus has been mailed to the shareholders of LOKB. SHAREHOLDERS OF LOKB AND THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE BUSINESS COMBINATION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. Shareholders are able to obtain free copies of the proxy statement/prospectus and other documents containing important information about LOKB and the Company, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

LOKB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LOKB in connection with the Business Combination. The Company and its officers and directors may also be deemed participants in such solicitation. Information about the directors and executive officers of LOKB is set forth in the Registration Statement and in LOKB’s Annual Report on Form 10-K which was filed with the SEC on March 25, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are and will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

Forward Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact contained herein regarding the Business Combination, the ability of the parties to consummate the Business Combination, the benefits of the Business Combination and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projections of market opportunity and market share, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “plan,” “seek,” “expect,” “project,” “forecast,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

LOKB and the Company caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, including the possibility that the expected growth of the Company’s business will not be realized, or will not be realized within the expected time period, due to, among other things: (i) the Company’s goals and strategies, future business development, financial condition and results of operations; (ii) the Company’s customer relationships and ability to retain and expand these customer relationships; (iii) the Company’s ability to accurately predict future revenues for the purpose of appropriately budgeting and adjusting the Company’s expenses; (iv) the Company’s ability to diversify its customer base and develop relationships in new markets; (v) the level of demand in the Company’s customers’ end markets; (vi) the Company’s ability to attract, train and retain key qualified personnel; (vii) changes in trade policies, including the imposition of tariffs; (viii) the impact of the COVID-19 pandemic on the Company’s business, results of operations and financial condition; (ix) the impact of the COVID-19 pandemic on the global economy; (x) the ability of the Company to maintain compliance with certain U.S. Government contracting requirements; (xi) regulatory developments in the United States and foreign countries; and (xii) the Company’s ability to protect its intellectual property rights. Forward-looking statements are also subject to additional risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Business Combination or that the approval of the stockholders of LOKB is not obtained; (iii) the outcome of any legal proceedings that may be instituted against LOKB or the Company following announcement of the Business Combination; (iv) the risk that the Business Combination disrupt LOKB’s or the Company’s current plans and operations as a result of the announcement of the Business Combination; (v) costs related to the Business Combination; (vi) failure to realize the anticipated benefits of the Business Combination; (vii) risks relating to the uncertainty of the projected financial information with respect to the Company; (viii) risks related to the rollout of the Company’s business and the timing of expected business milestones; (ix) the effects of competition on the Company’s business; (x) the amount of redemption requests made by LOKB’s public stockholders; (xi) the ability of LOKB or the combined company to issue equity or equity-linked securities in connection with the Business Combination or in the future; and (xii) those factors discussed in the Registration Statement and in LOKB’s final prospectus filed with the SEC on December 4, 2020 under the heading “Risk Factors” and other documents of LOKB filed, or to be filed, with the SEC.

If any of the risks described above materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by our forward-looking statements. There may be additional risks that neither LOKB nor the Company presently know or that LOKB and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect LOKB’s and the Company’s expectations, plans or forecasts of future events and views as of the date hereof. LOKB and the Company anticipate that subsequent events and developments will cause LOKB’s and the Company’s assessments to change. However, while LOKB and the Company may elect to update these forward-looking statements at some point in the future, LOKB and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing LOKB’s and the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. Additional information concerning these and other factors that may impact LOKB’s expectations and projections can be found in the Registration Statement and in LOKB’s periodic filings with the SEC, including LOKB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. LOKB’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 7, 2021).

10.2	Forward Purchase Agreement, dated October 6, 2021, by and between ACM AART VII A LLC and Live Oak Acquisition Corp. II.

10.3	Sponsor Letter Agreement, dated October 6, 2021, by and among Live Oak Sponsor Partners II, LLC, Live Oak Acquisition Corp. II and Navitas Semiconductor Limited.

99.1	Press release dated October 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE OAK ACQUISITION CORP. II

Date: October 7, 2021
	By:	/s/ Andrea K. Tarbox
	Name:	Andrea K. Tarbox
	Title:	Chief Financial Officer